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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 1999 (insofar as it relates to the statements of operations, stockholders' equity (deficit) and cash flows for the year ended
December 31, 1996) in the Registration Statement (Form S-1 No. 333-     ) and
related Prospectus of Classic Communications, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Austin, Texas
October 11, 1999